ASSET PURCHASE AGREEMENT



                                 by and between



                       EMPLOYEE SOLUTIONS, INC., as Buyer,



                      THE McCLARY-TRAPP GROUP OF COMPANIES,

                                   as Seller,


                                       and


            THE STOCKHOLDERS OF THE McCLARY-TRAPP GROUP OF COMPANIES,

                                 as Stockholders



                                November 1, 1996

                       TABLE OF CONTENTS

1.       Definitions...................................................................................  1

2.       Purchase and Sale of Business and Assets.  ...................................................  6

3.       Purchase Price................................................................................  6
         (a)      Agreement to Pay.....................................................................  6
         (b)      Interim Adjustment...................................................................  6
         (c)      Final Adjustment.....................................................................  6
         (d)      Time of Payment......................................................................  7
         (e)      Method of Payment....................................................................  7
         (f)      Escrow Account.......................................................................  8

4.       Closing Matters...............................................................................  8
         (a)      Time and Place.  ....................................................................  8
         (b)      Seller's and Stockholders' Deliveries................................................  8
         (c)      ESI's Deliveries.....................................................................  9
         (d)      Further Assurances................................................................... 10
         (e)      Power of Attorney.................................................................... 10
         (f)      Prorations........................................................................... 10

5.       Representations and Warranties of Seller and Stockholders..................................... 11
         (a)      Organization, Standing and Qualification............................................. 11
         (b)      Consents; Authority.................................................................. 11
         (c)      Authority; Enforceability............................................................ 11
         (d)      Subsidiaries......................................................................... 11
         (e)      Transactions with Certain Persons.................................................... 12
         (f)      No Violation, Conflict or Required Filing............................................ 12
         (g)      Capitalization....................................................................... 13
         (h)      Ownership of Seller's Capital Stock.................................................. 13
         (i)      Unaudited Financial Statements....................................................... 13
         (j)      Absence of Undisclosed Liabilities................................................... 13
         (k)      Taxes................................................................................ 13
         (l)      Absence of Changes or Events......................................................... 14
         (m)      Litigation........................................................................... 16
         (n)      [Reserved]........................................................................... 16
         (o)      Title to Properties.................................................................. 16
         (p)      Schedules............................................................................ 17
         (q)      Patents, etc......................................................................... 19
         (r)      No Guaranties........................................................................ 19
         (s)      Inventory and Supplies............................................................... 19
         (t)      [Reserved]........................................................................... 19
         (u)      Employees; Employee Benefit Plans.................................................... 19

                                       (i)

         (v)      [Reserved]........................................................................... 23
         (w)      Records.............................................................................. 23
         (x)      Absence of Certain Business Practices................................................ 23
         (y)      Labor Matters........................................................................ 23
         (z)      No Broker............................................................................ 24
         (aa)     Investment Intent.................................................................... 24
         (ab)     Suitability and Sophistication....................................................... 24
         (ac)     Receipt of Information............................................................... 25
         (ad)     Disclosure........................................................................... 25

6.       Representations and Warranties by ESI......................................................... 25
         (a)      Organization......................................................................... 25
         (b)      Authorization and Approval of Agreement.............................................. 25
         (c)      Execution, Delivery and Performance of Agreement..................................... 26
         (d)      Litigation........................................................................... 26
         (e)      No Consents or Approvals............................................................. 26
         (f)      Commission Filings................................................................... 26
         (g)      Actions to Limit Net Business Attrition Loss......................................... 27
         (h)      No Broker............................................................................ 27
         (i)      ESI Stock............................................................................ 27
         (j)      Disclosure........................................................................... 27

7.       Conduct of Business Prior to Closing.......................................................... 27

8.       Agency Operations............................................................................. 28
         (a)      ESI as Agent......................................................................... 28
         (b)      Access to Records and Properties..................................................... 29
         (c)      Operation of Seller.................................................................. 29
         (d)      Limitation on ESI Obligations........................................................ 30

9.       Employment and Noncompete Agreements.......................................................... 31

10.      Directors and Stockholders Authorization;  Change of Corporate Name; No-
         Shopping...................................................................................... 32

11.      Bulk Sales Compliance......................................................................... 32

12.      [Reserved.]................................................................................... 33

13.      Conditions Precedent to ESI's Obligations..................................................... 33

14.      Conditions Precedent to Seller's and Stockholder's Obligations................................ 34

15.      [Reserved.]................................................................................... 35

                                      (ii)

16.      Indemnification............................................................................... 35
         (a)      Indemnification by Seller and Stockholders........................................... 35
         (b)      Indemnification by ESI............................................................... 36
         (c)      Right of Offset...................................................................... 36
         (d)      Notice and Defense................................................................... 36
         (e)      Basket............................................................................... 37

17.      Nature and Survival of Representations and Warranties......................................... 37

18.      Registration Rights........................................................................... 37
         (a)      [Reserved.].......................................................................... 38
         (b)      Demand Registration Rights........................................................... 38
         (c)      Additional Agreements of Seller...................................................... 38
         (d)      [Reserved.].......................................................................... 39
         (e)      [Reserved.].......................................................................... 39
         (f)      Responsibility for Fees.............................................................. 39
         (g)      Indemnifications..................................................................... 39

19.      Allocation of Purchase Price.................................................................. 39

20.      Access to Information and Documents........................................................... 39

21.      Notices....................................................................................... 40

22.      Termination................................................................................... 41

23.      Miscellaneous................................................................................. 42

24.      Completion of Schedules and Exhibits.......................................................... 43

                                      (iii)

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement (this "Agreement"), effective as of November 1, 1996, is by and among: all of those companies comprising The McClary-Trapp Group, each of which is listed, along with the address of its principal office, on Schedule A attached hereto (severally and collectively, "Seller"); all of the stockholders which are listed, along with their respective addresses, on Schedule A attached hereto (severally and collectively, "Stockholder(s)"); and Employee Solutions, Inc., an Arizona corporation having its principal office at 2929 East Camelback Road, Suite 215, Phoenix, Arizona 85016 ("ESI").

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. Definitions.

         "Administrative Employees" shall mean the employees of Seller who perform their duties and responsibilities directly for Seller in the ordinary course of Seller's business.

         "Agency Operations Period" shall mean the period from and including the Closing Date until but excluding the Transfer Effective Date.

         "Arthur Andersen" shall mean ESI's auditors, Arthur Andersen, L.L.P.

         "Assets" or "Seller's Assets" shall mean all of the business, assets, properties, goodwill and rights of Seller as a going concern, of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller, other than the Retained Assets, including, without limitation, (i) the assets referred to in the Conveyance Documents and (ii) the assets reflected on the Balance Sheet, with only such dispositions of such assets reflected on the Balance Sheet as shall have occurred in the ordinary course of Seller's business between the Balance Sheet Date and the Closing and which are permitted by the terms hereof, and excluding only Seller's tax and accounting records, minute books, corporate seal and stock records (provided, however, that ESI shall have full access to all such excluded items at all times hereafter upon reasonable notice to Seller). Notwithstanding anything in the paragraph to the contrary, the terms "Assets" or "Seller's Assets" shall not include the Retained Assets. The Retained Assets will remain the property of Seller.

         "Balance Sheet" shall mean the combined balance sheet, excluding footnotes, for all of the companies comprising Seller, dated as of August 31, 1996, prepared in accordance with GAAP, and audited by Arthur Andersen.

         "Balance Sheet Date" shall mean August 31, 1996.

         "Claims Notice" shall mean notice given by an Indemnitee to an Indemnitor of any asserted losses, liabilities or damages claimed to give rise to indemnification hereunder.

         "Closing Date" or "Closing" shall mean November 1, 1996, or such other date as the parties actually close the transaction contemplated herein, provided that if the Closing occurs at a date later than November 1, 1996, the effective date for the transactions to occur at Closing shall be deemed November 1, 1996.

         "Conveyance Documents" shall mean the documents referred to in Sections 4(b)(ii) - 4(b)(xi) of this Agreement.

         "Customer(s)" shall mean all customers of Seller as of August 31, 1996, based upon revenues derived from such customers during the one year period from September 1, 1995 through August 31, 1996, with all such customers and revenues listed on Schedule B attached hereto. Any references herein to Customers after the Transfer Effective Date shall refer to the same Customers in their capacity as customers of ESI, rather than Seller.

         "Customer Employees" shall mean the employees of Seller who are leased to Seller's Customers to work directly for a Customer in the ordinary course of a Customer's business.

         "Defaulting Party" shall mean a party who defaults in its obligations under this Agreement.

         "EBIT" shall mean earnings before interest and taxes for the consolidated group of companies comprising Seller for the 12-month period ended August 31, 1996, excluding any extraordinary or nonrecurring items of income and any changes to earnings arising from a change in accounting methods, as determined in accordance with GAAP. For purposes of determining the Preliminary Purchase Price and the Purchase Price, EBIT shall be adjusted to reflect the assumed combined operations of all companies comprising Seller in the manner indicated on the Schedule of Recasted Operating Income. For purposes solely of calculating the Preliminary Purchase Price as of the Closing Date (and prior to completion of the audit of the Financial Statements by Arthur Andersen), EBIT shall be based upon the Unaudited Financial Statements. Immediately upon completion by Arthur Andersen of its audit, EBIT shall be based upon the Financial Statements. Any adjustment to the Preliminary Purchase Price because of any difference between the Unaudited Financial Statements and the Financial Statements shall be made in accordance with Section 3(b) hereof.

         "Employment Agreement" shall mean all employment agreements, severally and collectively, referred to in Section 9(a) hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" shall mean the deposit account or accounts established with Escrow Agent for the deposit of one-half of the Preliminary Purchase Price.

         "Escrow Agent" shall mean Bank One Arizona, which is the escrow agent selected by the parties hereto to monitor and service the Escrow Account.

         "Escrow Instructions" shall mean the agreement between the Escrow Agent and the parties hereto with respect to their various rights and obligations regarding the Escrow Account, the form of which is attached hereto as Exhibit A.

         "ESI" shall mean Employee Solutions, Inc.

         "ESI Customers" shall mean any employee leasing or other customers of ESI or its affiliates. Any references to ESI Customers after the Transfer Effective Date shall include all customers of ESI that were customers of Seller prior to the Transfer Effective Date (including, but not limited to, Customers).

         "ESI Stock" shall mean restricted, unregistered shares of common stock of ESI paid as part of the Purchase Price.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Final Payment Date" shall mean January 31, 1998, or such earlier date as ESI may elect, in its sole discretion.

         "Financial Statements" shall mean the Balance Sheet and Seller's combined statement of earnings, as of and for the 12-month period ended August 31, 1996, all prepared in accordance with GAAP and audited by Arthur Andersen, as adjusted to reflect the assumed combined operations of all companies comprising Seller in the manner indicated on the Schedule of Recasted Operating Income. The scope of the audit shall include verification of the amounts set forth in the Schedule of Recasted Operating Income, but shall not address the method of cost findings therein. If there is a dispute between Arthur Andersen and Aderholt & Fugit, P.C. with respect to the audit, the parties shall use their best efforts to resolve the dispute. Absent a mutual resolution, the parties shall select a public audit company mutually acceptable to both parties to resolve the dispute, and the decision of such company shall be binding with respect to the audit. The fees of the third party company shall be borne equally by Seller and ESI, unless the decision primarily or totally supports the audit position taken by a particular party, in which case, the other party shall bear the fees.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Indemnitee" shall mean a party entitled to indemnification hereunder.

         "Indemnitor" shall mean a party providing indemnification to an Indemnitee.

         "Interim Adjustment" shall mean the adjustment set forth in Section 3(b) hereof.

         "Knowledge" shall mean with respect to any entity, the actual knowledge of any of the officers or employees of (i) such entity after due inquiry into the matter to which the knowledge relates, and (ii) any other related entity having any responsibility for any portion of Assets, operations or liabilities with respect to which such knowledge relates.

         "Monthly EBIT" shall mean earnings before interest and taxes for each calendar month (or portion thereof) during the Agency Operations Period, excluding any extraordinary or nonrecurring items of income and any changes to earnings arising from a change in accounting matters, as determined in accordance with GAAP.

         "Net Business Attrition Loss" shall mean (a) 95% minus the Postclosing Ratio, as defined below, times (b) the Preliminary Purchase Price, after the Interim Adjustment, if any. Notwithstanding anything herein to the contrary, the Net Business Attrition Loss shall equal zero (0) if the Postclosing Ratio is 95% or higher.

         "Net Revenues" shall mean gross revenues from Customers, less returns and allowances for credit.

         "Non-Defaulting Party" shall mean the party who, as a result of a default, seeks to legally enforce its rights hereunder against the Defaulting Party.

         "Nonunion Employees" shall mean all permanent and full-time employees of Seller not subject to collective bargaining agreements.

         "Operational Fee" shall mean a fee consisting of the entire amount of Monthly EBIT, which shall accrue monthly during the Agency Operations Period, and shall be payable within 30 days following the end of each calendar month during the Agency Operations Period.

         "Postclosing Period" shall mean the one year period commencing November 1, 1996 and ending on October 31, 1997.

         "Postclosing Ratio" shall mean the ratio of the sum of (w) Seller's combined Net Revenues from Customers during the Postclosing Period, (x) September/October 1996 Net Revenue from New Business, as defined below, (y) Postclosing Period Net Revenue from New Business, as defined below, and (z) each dollar (or, with respect to prospective customers on or after November 1, 1996, 50 cents for each dollar) of Net Revenue lost which would have been received (1) from a Customer(s) but for the gross negligence or intentional misconduct of ESI, or (2) from a Customer(s) or prospective customers but for the breach of ESI of any of its representations and warranties set forth in Section 6(g) hereof to the combined Net Revenues set forth in the Financial Statements. For purposes of defining Postclosing Ratio, "September/October 1996 Net Revenue from New Business" shall mean each dollar of Net Revenue received during the Postclosing Period by Seller from customers who first initiated business during the months of September 1996 and October 1996; and "Postclosing Period Net Revenue from New Business" shall mean one dollar ($1.00) for each two dollars ($2.00) of Net

Revenue received by Seller from customers, other than the Customers, during the Postclosing Period. In order for revenue to be counted as September/October 1996 Net Revenue from New Business or Postclosing Period Net Revenue from New Business the net revenue must be from customers who satisfy ESI's normal underwriting and intake standards. Net Revenues for any period shall be established by Arthur Andersen in accordance with GAAP and reviewed by Aderholt & Fugit, P.C. Seller shall be given credit within the above guidelines for all Net Revenue generated by its employees, agents or contractors regardless of where ESI decides to place such business within its organization.

         "Preclosing Period" shall mean the period from September 1, 1996, through August 31, 1996.

         "Preliminary Purchase Price" shall mean five times (5x) EBIT, prior to adjustment by the Purchase Price Adjustment, which is $10,655,490 as of the date hereof, but which is subject to recalculation immediately upon completion of the Financial Statements, as set forth in the definition of EBIT herein.

         "Purchase Price" shall mean five times (5x) EBIT, as adjusted by the Purchase Price Adjustment.

         "Purchase  Price  Adjustment"  shall mean the  adjustment  set forth in
Section 3(c) hereof.

         "Retained Assets" shall mean the assets listed on Schedule D, which will continue to be owned by Seller after consummation of the transactions contemplated by this Agreement.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Reports" shall mean ESI's report on Form 10-K for the year ended 1995, and all forms, reports and documents required to be filed by ESI with the SEC under the Exchange Act thereafter and prior to the Closing Date.

         "Schedule of Recasted Operating Income" shall mean the adjustments to net income from operations identified on Schedule C, attached hereto and incorporated herein.

         "Seller" shall mean, jointly and severally, those companies listed on Schedule A.

         "Stockholders" shall mean, jointly and severally, those stockholders listed on Schedule A.

         "Transfer Effective Date" shall mean January 1, 1997.

         "Unaudited Financial Statements" shall mean Seller's unaudited combined balance sheet and combined statement of earnings, all as of and for the 12-month period ended August 31, 1996, all prepared in accordance with GAAP, reviewed by Arthur Andersen, but not yet audited by Arthur Andersen, and adjusted to reflect the assumed combined operations of all of the companies comprising Seller in the manner indicated in the Schedule of Recasted Operating Income.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         2. Purchase and Sale of Business and Assets.

         (a) Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to ESI, and ESI will purchase, at the Closing hereunder, effective control of all of Seller's Assets; provided that actual ownership of Seller's Assets shall not be conveyed to ESI until the Transfer Effective Date. Seller's Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances excepting only those liabilities and obligations, if any, which are expressly to be assumed by ESI hereunder and those liens and encumbrances securing the same which are specifically disclosed herein or expressly permitted by the terms hereof. Although Seller will not transfer ownership of the Assets to ESI until the Transfer Effective Date, Seller will transfer operational control of the Assets to ESI at closing, with the Assets subject to ESI's management pursuant to the terms of Section 8 below.

         (b) Nominee. ESI, in its sole discretion, may take title to Seller's Assets in its own name or in the name of a nominee. If ESI elects to take title in the name of a nominee, all references herein to the party taking title to the Assets shall be deemed as references to such nominee, rather than ESI, and all other references to ESI shall remain unaffected.

         3. Purchase Price.

         (a) Agreement to Pay. In full payment for the sale, transfer, conveyance, assignment and delivery of Seller's Assets by Seller to ESI, and in reliance upon the representations and warranties made herein by Seller and Stockholders, ESI will pay to Seller the Purchase Price.

         (b) Interim Adjustment. Upon completion of the Financial Statements after Closing, if the Financial Statements provide for EBIT that differs by more than $50,000 from EBIT in the Unaudited Financial Statements, the Preliminary Purchase Price shall be adjusted to an amount equal to five times (5x) EBIT based upon the Financial Statements.

         (c) Final Adjustment. On or before the Final Payment Date, the Preliminary Purchase Price, as calculated after the Interim Adjustment, if any, shall be adjusted to arrive at the Purchase Price. The final adjustment, if any, shall be a deduction from the Preliminary Purchase Price equal to the Net Business Attrition Loss. The adjustment shall be credited against all future payments of Purchase Price or other amounts owing from ESI in chronological order of when such payments become due. ESI shall look solely to the Escrow Account for payment of any such amounts.

         (d) Time of Payment. The Purchase Price shall be paid in installments, as set forth below.

                  (i) Amount Payable at Closing. At Closing, ESI will pay to Seller the sum of $5,327,745, which sum is equal to 50% of the Preliminary Purchase Price, and to Escrow Agent the sum set forth in Section 3(f).

                  (ii) Amount Payable Upon Interim Adjustment. Upon completion of the Interim Adjustment, ESI will pay (one-half to Seller and one-half to Escrow Agent) such sum, if any, which when added to the amounts paid by ESI to Escrow Agent and Seller at Closing equals the Preliminary Purchase Price, as calculated after the Interim Adjustment, if any. If upon completion of the Interim Adjustment, the Preliminary Purchase Price is a smaller amount than the sum of the amounts paid by ESI to Seller and deposited into the Escrow Account at Closing, Escrow Agent and Seller each shall reimburse ESI immediately in cash for one-half the amount of the difference. If the total of all payments made by ESI to Seller toward the Purchase Price and deposited into the Escrow Account exceeds the Purchase Price, no further payment shall be required from ESI, and Seller and Escrow Agent each shall remit promptly to ESI one-half of the total amount paid by ESI in excess of the Purchase Price.

                  (iii) Amount Payable Upon July 31, 1997. On or before July 31, 1997, provided that there is no Net Business Attrition Loss of Seller as of such date (with Net Business Attrition Loss calculated for purposes of this provision only based upon a comparison of (A) Net Revenues for the Preclosing Period and
(B) Net Revenues for the period from November 1, 1996 through June 30, 1997, as annualized, plus Net Revenues from September and October 1996, rather than the Preclosing Period and the Postclosing Period), ESI will pay to Seller the sum, if any, which when added to the amount(s) previously paid by ESI toward the Purchase Price equals 75% of the Purchase Price, less any offsets or claims for indemnifications properly asserted by ESI hereunder.

                  (iv) Final Payment. On the Final Payment Date, ESI will pay, and/or will cause the Escrow Agent to pay from the Escrow Account, to Seller the remainder of the Purchase Price, plus any interest remaining in the Escrow Account after payment of one-half of the costs of the escrow, less any offsets or claims for indemnifications properly asserted by ESI hereunder.

         (e) Method of Payment. ESI shall be under no obligation to assume any liabilities of Seller at the Closing; provided, however, that ESI, in its sole discretion may elect to assume liabilities, in which case ESI shall be deemed to have paid a portion of the Purchase Price in cash at Closing equal to the entire amount of all liabilities assumed. Such deemed payment, to the extent it exceeds the payment required from ESI at Closing pursuant to Section 3(c)(i) hereof, shall be applied to all future payments owing from ESI in chronological order of when such payments become due. Subject to the preceding two sentences, ESI shall pay 90% the Purchase Price in cash and 10% of the Purchase Price in ESI Stock. The portion of the Purchase Price payable in ESI Stock shall be held in the Escrow Account until paid as part of the Final Payment. If the Final Payment is not large enough to allow for the issuance of ESI Stock equal to 10% of the Purchase Price, ESI shall have the right to substitute ESI Stock for portions of the Purchase Price previously paid by ESI in cash until the portion of the Purchase Price paid in ESI Stock equals 10%, and Seller shall return any cash payment for which the ESI Stock is substituted. The number of shares of ESI Stock to be issued shall be equal to the Purchase Price amount to be paid in ESI Stock divided by the average closing price on the NASDAQ National Market for ESI common stock for the calendar month preceding the Closing Date. ESI shall pay any fractional amount in cash. The average shall be calculated by adding together the ESI Stock closing prices for each trading day in the applicable calendar month, and dividing by the number of trading days.

         (f) Escrow Account. At Closing, the parties shall open the Escrow Account with the Escrow Agent, and ESI shall deposit into the Escrow Account one-half of the Preliminary Purchase Price as follows: 40% in cash and 10% in ESI Stock (which ESI Stock shall be entitled to all of the registration rights described in Section 18 hereof). The parties and the Escrow Agent shall execute Escrow Instructions at Closing, in the form to be attached hereto as Exhibit A.

         4. Closing Matters.

         (a) Time and Place. Subject to the remainder of this paragraph, the Closing shall take place at 10:00 A.M., local time, on November 1, 1996, at the offices of Quarles & Brady in Phoenix, Arizona, or at such other time and place as the parties may agree. If either of the parties is entitled not to close on the scheduled date because a condition to the Closing set forth herein has not been met (or waived by the party or parties entitled to waive it), such party may, in its sole discretion, elect to postpone the Closing from time to time, by giving at least five days' prior notice to the other party, until the condition has been met (which all parties will use their best efforts to cause to happen), but in no event to a date later than November 15, 1996.

         (b) Seller's and Stockholders' Deliveries. At the Closing, Seller and Stockholders will deliver to ESI:

                  (i) [Reserved];

                  (ii) a Bill of Sale duly executed by Seller, dated as of the Transfer Effective Date, in form to be agreed upon by the parties and annexed hereto as Exhibit "B" on or prior to Closing;

                  (iii) an Assignment of Contract Rights duly executed by Seller, dated as of the Transfer Effective Date, in form to be agreed upon by the parties and annexed hereto as Exhibit "C" on or prior to Closing

                  (iv) an Assignment of Lease for each real property lease included as part of the Assets, each duly executed by Seller, dated as of the Transfer Effective Date, in form to be agreed upon by the parties and annexed hereto as Exhibit "D" on or prior to Closing;

                  (v) [Reserved];

                  (vi) the Employment Agreement(s) required pursuant to Section 9(a) below;

                  (vii) the  Non-Competition  Agreement(s)  required pursuant to
         Section 9(b) below;

                  (viii) the Opinion of Seller's  Counsel  required  pursuant to
         Section 13(f) below;

                  (ix) such third party consents and approvals as may be necessary to ensure the conveyance of all of the Assets free from the claims of any third parties;

                  (x) a Certificate of Seller, as required pursuant to Section 13(d) below;

                  (xi) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to ESI's counsel, as shall be effective to vest in ESI effective control in Seller's Assets as of the Closing Date and good and marketable title to Seller's Assets as of the Transfer Effective Date; and

                  (xii) all contracts, files and other data and documents pertaining to Seller's Assets.

         (c) ESI's Deliveries. At the Closing, ESI will deliver to Seller:

                  (i) a cashier's or certified check or wire transfer to the order of Seller in the aggregate amount of the Purchase Price payable at Closing, less miscellaneous fees and costs relating to the transaction, allocated in accordance with Exhibit J.

                  (ii)     [Reserved];

                  (iii) a Certificate of ESI, as required pursuant to Section 14(c) below;

                  (iv)     the  Opinion of ESI's  Counsel  required  pursuant to
                           Section 14(d) below;

                  (v) a cashier's or certified check or wire transfer, payable to the order of the Escrow Agent in the amount of 40% of the Preliminary Purchase Price; and

                  (vi) a stock certificate for the shares of ESI Stock constituting 10% of the Preliminary Purchase Price, computed in accordance with Section 3(e).

         (d) Further Assurances. At the Transfer Effective Date and from time to time after the Closing, at ESI's request and without further consideration, Seller and Stockholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as ESI may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to ESI, and to confirm ESI's control of and/or title to, all of Seller's Assets, to put ESI in actual possession and operating control thereof and to assist ESI in exercising all rights with respect thereto. After the Closing, at reasonable times and on reasonable notice, Seller shall have access to the books and records pertaining to its operations prior to the Closing, and ESI shall retain such books and records for a period of three years after the Closing.

         (e) Power of Attorney. Seller agrees that, effective upon Closing, ESI and its successors and assigns shall hereby be constituted and appointed the true and lawful attorney of Seller with full power of substitution in the name of ESI or in the name of but for the benefit and at the expense of ESI (i) to institute and prosecute all proceedings which ESI may in its sole discretion deem proper in order to collect, assert, or enforce any right, title, or interest of any kind in, to, or under Seller's Assets, to defend or compromise any and all actions, suits, or proceedings in respect of any of Seller's Assets and to do all such acts and things in relation thereto as ESI shall deem advisable; and (ii) to take all actions which ESI may deem proper in order to provide for the benefits under any contracts, licenses, leases, commitments, or sale or purchase orders where any required consent of another party thereto to the assignment thereof to ESI pursuant to this Agreement shall not have been obtained. Seller acknowledges that the foregoing powers are coupled with an interest in such contracts, licenses, leases, commitments, and sale and purchase orders and shall be irrevocable by Seller or by the subsequent dissolution of any of them or in any manner or for any reason. The power of attorney granted herein shall not affect or apply to any of the Retained Assets.

         (f) Prorations. Seller shall be responsible for and shall pay all expenses of operating the Assets through and including the Closing Date, and such payments shall be prorated in accordance with GAAP as of the Closing Date. Seller also shall be responsible for payment of such expenses during the Agency Operations Period; provided that such payments shall be made by ESI for the benefit of Seller, in accordance with ESI's responsibilities under Section 8 hereof, and shall be a reduction in calculating Monthly EBIT. From and after the Transfer Effective Date, ESI shall be responsible for payment of such expenses. During the Agency Operations Period, ESI shall fund any necessary working capital to cover expenses; provided that after completion of the transition of various expense and payroll matters (which ESI estimates will be some time in December 1996), ESI and Seller shall examine all pre-Closing receivables (for which Seller shall receive credit), post-Closing receivables (for which ESI shall receive credit), pre-Closing payables (which shall be Seller's obligation), post-Closing payables (which shall be paid by ESI for the benefit of Seller pursuant to Section 8 hereof), and amounts actually paid or received by the parties, and allocate such items appropriately and account for any difference. ESI shall assume liability and receive a credit for those Customer deposits listed on Schedule 4(f).

         5. Representations and Warranties of Seller and Stockholders. Seller and Stockholders, jointly and severally, represent and warrant to ESI, as of the date hereof, as of the actual and effective dates of Closing and as of the Transfer Effective Date, as follows:

         (a) Organization, Standing and Qualification. Each company comprising Seller is a corporation duly organized, validly existing and in good standing under the laws of the state listed next to such company's name on Schedule 5(a) attached hereto, which Seller shall prepare and annex hereto as promptly as possible prior to Closing. Seller has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and, except as disclosed on Schedule 5(a), Seller is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in every such jurisdiction where such registration is required. Seller has delivered to ESI true and complete copies of Seller's certificate or articles of incorporation and all amendments thereto, certified by the Secretary of State for the state of Seller's incorporation, and the by-laws of Seller as presently in effect, certified as true and correct by Seller's Secretary.

         (b) Consents; Authority. Except for any filing under the Hart-Scott-Rodino Act, which, if required, shall be completed prior to Closing, and except as set forth on Schedule 5(b), all consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement have been obtained, and Seller has full right, and all necessary power and authority, to enter into this Agreement. Except as set forth on Schedule 5(b), no permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Seller or the Company, except those that already have been obtained prior to the Closing.

         (c) Authority; Enforceability. Seller has the necessary power and authority to enter into and deliver this Agreement and all documents contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Seller shall be duly authorized by all necessary corporate actions on or prior to Closing. This Agreement and all documents contemplated hereby have each been duly and validly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by the general principles of equity).

         (d)  Subsidiaries.  Seller has no  subsidiaries  except those listed on
Schedule 5(d), which Seller shall prepare and annex hereto as promptly as possible prior to Closing. Seller has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Schedule 5(d). Except for the entities listed on Schedule 5(d), the business carried on by Seller has not been conducted through any other direct or indirect subsidiary or affiliate of any Stockholder.

         (e) Transactions with Certain Persons. Except as set forth on Schedule 5(e), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, during the past three years Seller has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Seller), in the ordinary course of business or otherwise, any Stockholder or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Stockholder. Except as set forth on Schedule 5(e), Seller does not owe any amount to, or have any contract with or commitment to, any Stockholder or any directors, officers, employees or consultants of any Stockholder (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of the foregoing owes any amount to Seller. Except as set forth on Schedule 5(e), no part of the property or assets of any Stockholder or any direct or indirect subsidiary or affiliate of any Stockholder (other than Seller) has, during the past three years, been used by Seller. With respect to any contract or commitment listed in this Section 5(e), Seller shall cause the other party to such contract or commitment to provide such consents, modifications or terminations thereof as ESI may require.

         (f) No Violation,  Conflict or Required Filing.  Except as set forth in
Schedule 5(f), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted. Except as disclosed on Schedule 5(f), neither the execution, delivery nor performance of this Agreement by Seller or Stockholders, nor the ownership or use of the Assets by Seller or Stockholders, will with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in, cause or create any liability, reassessment or revaluation of assets, lien, charge or encumbrance pursuant to, any provision of Seller's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, or to Seller's Knowledge any law, ordinance, rule, regulation, order, judgment, decree or other legal or contractual requirement to which Seller or any Stockholder is a party or by which any of them or the Seller's Assets may be bound or affected. Seller is not required to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by Seller of this Agreement or the consummation of the transactions contemplated hereby, except such as already have been submitted or filed or will be submitted or obtained in a timely manner. Neither Seller nor Stockholders have Knowledge of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

         (g) Capitalization. The presently authorized, issued and outstanding shares of capital stock of Seller and the names and addresses of the owners thereof are as set forth on Schedule A. Except as set forth on Schedule 5(g), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Seller or any Stockholder is or may become obligated to issue, assign or transfer any shares of the capital stock of Seller.

         (h) Ownership of Seller's Capital Stock. Stockholders are the lawful record and beneficial owner of 100% of Seller's capital stock, free and clear of any liens, claims, encumbrances or restrictions of any kind, and all of such shares are validly issued and outstanding, fully paid and nonassessable.

         (i) Unaudited Financial Statements. Seller and Stockholders have provided the Unaudited Financial Statements, all of which are complete and correct, have been prepared in accordance with GAAP (except for the Schedule of Recasted Operating Income) consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Seller as at their respective dates and the results of its operations for the periods covered thereby. The statement of earnings does not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and any interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

         (j) Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto) or as set forth on Schedule 5(j), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, as of the Balance Sheet Date Seller had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Seller's income, or its period prior to the close of business on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Balance Sheet Date, whether or not then known, due or payable. Except as set forth on Schedule 5(j), none of the Seller's Administrative Employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet (excluding the notes thereto).

         (k) Taxes. Except as set forth on Schedule 5(k), all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding (including without limitation employer and employee portions of FICA, state unemployment taxes, federal unemployment taxes, and any other payroll taxes for both Administrative Employees and Customer Employees) and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller with respect to employees' withholding and other taxes have been duly made. Except as set forth on Schedule 5(k), Seller has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Seller's federal income tax returns have not been audited by the Internal Revenue Service for any fiscal year, there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Seller, or any waiver or agreement by it for the extension of time for the assessment of any tax, and Seller is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code of 1986.

         (l) Absence of Changes or Events. Except as set forth in Schedule 5(l), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, since the Balance Sheet Date, Seller has conducted its business only in the ordinary course consistent with its prior practices and has not:

                  (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business of Seller or the Assets;

                  (ii) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                  (iii) declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                  (iv) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible in an amount greater than $50,000;

                  (v) sold, transferred, leased to others or otherwise disposed of any of its assets with a value of greater than $10,000, except for inventory sold in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                  (vi) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the Assets, operations or prospects of Seller;

                  (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or had any material change in its relations with its employees, agents, customers or suppliers or with any governmental authorities or self-regulatory organizations;

                  (viii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

                  (ix) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, Administrative Employee, salesman, distributor or agent of Seller;

                  (x) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                  (xi) made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

                  (xii) changed its banking or safe deposit arrangements;

                  (xiii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to Seller or its property;

                  (xiv) failed to replenish its supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

                  (xv)  suffered any change,  event or condition  which,  in any case or in the aggregate, has had or may have a materially adverse affect on Seller's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in Seller's revenues, costs, backlog or relations with its employees, agents, customers, or suppliers;

                   (xvi) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                  (xvii) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (i) through
         (xvi) above.

         (m) Litigation. Except as set forth in Schedule 5(m), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, to the Knowledge of Seller and Stockholders, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the Knowledge of Seller or any Stockholder threatened, against or relating to Seller, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and, with respect to any material matters, neither Seller nor any Stockholder knows or has reason to be aware of any basis for the same.

         (n) [Reserved].

         (o) Title to Properties. Seller has good, marketable and insurable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except inventory sold after the Balance Sheet Date in the ordinary course of business). Except as set forth on Schedule 5(o), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, and other than the Retained Assets, none of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except (i) mortgages or security interests shown on the Balance Sheet as securing specific liabilities or obligations or (ii) those imperfections of title and encumbrances, if any, which, individually or in the aggregate, (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto, (B) do not interfere with either the present and continued use of such property or the conduct of Seller's normal operations and
(C) have arisen only in the ordinary course of business.

         (p) Schedules. Schedule 5(p), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, contains an accurate and complete list and description of:

                  (i) All real property owned by Seller or in which Seller has a leasehold or other interest or which is used by Seller in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which Seller claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Seller has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                  (ii) [Reserved].

                  (iii) All  machinery,  tools,  equipment,  motor  vehicles and other tangible personal property (other than inventory and supplies), owned, leased or used by Seller except for items having a value of less than $5000 which do not, in the aggregate, have a total value of more than $25,000, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                  (iv) All patents, patent applications, licenses, trademarks, trademark registrations, service marks, service names, trade names, copyrights and copyright registrations, and applications for any of the foregoing, wholly or partially owned or held by Seller or used in the operation of Seller's business (but excluding Seller's corporate name).

                  (v) All fire, theft, casualty, liability and other insurance policies insuring Seller or its properties or interests therein, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Except as disclosed in
         Schedule 5(p), such policies are with reputable insurers, provide adequate coverage for all normal risks incident to Seller's assets, properties and business operations and are in character and amount at least equivalent to that carried by persons engaged in a business subject to the same or similar perils or hazards.

                  (vi) All sales agency or route distributorship agreements or franchises or agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound.

                  (vii) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know how, formulae or trade secrets to which Seller is a party or by which it is bound.

                  (viii) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Seller is a party or by which it is bound.

                  (ix) All contracts, agreements and commitments, whether or not fully performed, pursuant to which Seller has acquired any substantial portion of its business or assets.

                  (x)  All   contracts,   agreements,   commitments   or   other
         understandings or arrangements in excess of $10,000 to which Seller is a party or by which it or any of its property is bound or affected.

                  (xi) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which Seller is a party or is bound or which relate to the operation of Seller's business.

                  (xii) The names and current annual salary rates of all Administrative Employees and independent commission agents whose annual compensation (direct or indirect) from Seller exceeds $45,000, showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation for the current year and the most recently completed fiscal year; and

                  (xiii) The names of all of Seller's directors and officers; the name of each bank in which Seller has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from Seller and a summary of the terms thereof.

All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule 5(p), other than those which have been fully performed, are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Schedule 5(p), validly assignable to ESI without the consent of any other party so that, after the assignment thereof to ESI pursuant hereto, ESI will be entitled to the full benefits thereof. Except as disclosed in Schedule 5(p), none of the payments required to be made under any such contract, agreement, lease, license or commitment has been prepaid more than 30 days prior to the due date of such payment thereunder, and there is not thereunder any existing default, or event which, after notice or lapse of time, or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder or result in a right to accelerate or loss of rights. None of Seller's existing or completed contracts is subject to renegotiation with any governmental body. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on Schedule 5(p) (together with any and all amendments thereto) have been delivered to ESI.

         (q) Patents, etc. Except as set forth in Schedule 5(q), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, Seller owns or possesses the royalty free licenses or other rights to use all copyrights, trademarks, service marks, service names, trade names, patents, trade secrets and other proprietary rights necessary to conduct its business as it is presently operated. To its Knowledge, Seller is not infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses, trade secrets or other proprietary rights owned by any other person or persons, and there is no claim or action by any such person pending, or to the Knowledge of Seller or any Stockholder threatened, with respect thereto.

         (r) No Guaranties. Except as set forth in Schedule 5(r), none of the obligations or liabilities of Seller is guaranteed by, or subject to a similar contingent liability of, any other person, firm or corporation, nor has Seller guaranteed, or otherwise become contingently liable for, the obligations or liabilities of any other person, firm or corporation.

         (s) Inventory and Supplies. Seller does not own any inventory or work in process items. Any of Seller's supplies are suitable and usable for their intended purpose, none of such items is obsolete or below standard quality.

         (t) [Reserved]

         (u) Employees; Employee Benefit Plans.

                  (i) Nonunion Employees. Schedule 5(u)(i), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, contains a complete list of all permanent and full-time Administrative Employees of the Seller not subject to collective bargaining agreements ("Nonunion Employees"). Except as disclosed in Schedule 5(u)(i), no Nonunion Employee has any agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of service.

                  (ii) Benefit Plans. Schedule 5(u)(ii), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, lists all deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance and retirement plans, and all medical, dental, vision, life, disability, vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans, policies, or arrangements, both formal and informal, funded and unfunded, maintained by or for the benefit of Seller with respect to which contributions are made by or for the benefit of Seller (including health, life insurance and other benefit plans maintained for retirees) on behalf of employees or former employees of Seller. Said plans, including but not limited to all plans or programs that constitute "employee benefit plans" as defined in
Section 3(3) of ERISA, are sometimes collectively referred to in this Section as "Benefit Plans" and each individually is sometimes referred to as a "Benefit Plan". True and complete copies of all Benefit Plans, including any insurance contracts under which benefits are provided, as currently in effect have been or will be made available to ESI upon request. A true and complete copy of the current summary plan description, if any was required by ERISA to be prepared and distributed to participants, for each Benefit Plan has been or will be made available to ESI upon request. Except as set forth in Schedule 5(u)(ii):

                           (1) Neither  Seller nor any  affiliate of Seller,  as
determined under Code Section 414(b),(c),(m) or (o) (hereinafter referred to as an "ERISA Affiliate") is or has ever maintained, contributed to or otherwise participated in any "defined benefit plan" as defined in Section 3(35) of ERISA; nor does Seller or any ERISA Affiliate have any liability under Title IV of ERISA or Part 3 of Subtitle B of Title I of ERISA.

                           (2) All Benefit Plans comply in all material respects
with all applicable agreements, arrangements and understandings between Seller and its present and former employees. All contributions, premiums or other payments due from Seller or any ERISA Affiliate to (or under) any Benefit Plan have been fully paid or adequately provided for on the books and consolidated financial statements of Seller. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                           (3) Each Benefit Plan that provides  medical benefits
has been operated in compliance in all material respects with all requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code and regulations thereunder, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease, as well as any applicable state law health continuation of coverage provisions.

                           (4) Seller  maintains no Benefit  Plan that  provides
post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits.

                           (5)  Seller  has not made or caused to be made to any
current employee, officer, director or independent contractor and there has not been made to any former employee, officer, director or independent contractor of Seller, any payment in the form of wages or other consideration pursuant to any employment agreement, Benefit Plan, or other arrangement that was (in the case of payments made prior to Closing) or will (in the case of payments made after Closing) constitute in the aggregate an "excess parachute payment" (within the meaning of

Section 280G(b) of the Code) as a consequence in whole or in part of this Agreement, or thereafter, as a consequence of any change in the ownership or effective control of Seller.

                           (6) To the best of  Seller's  Knowledge,  there  have
been no statements or communications made or materials provided to any employee or former employee of Seller by any person (including any ERISA Affiliate or any employee, officer or director of any ERISA Affiliate) which provide for or could be construed as a contract or promise by Seller or any ERISA Affiliate to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits under Benefit Plans set forth on Schedule 5(u)(ii).

                           (7) There  are no  current  or former  Administrative
Employees who are (A) absent on a military leave of absence and eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (B) absent on a leave of absence under the Family and Medical Leave Act, which in either case would allow any such employee to obtain restoration of any employee benefit plan contributions or accruals related to the period of such leave.

                           (8) The consummation of the transactions contemplated
by the Agreement will not (A) give rise to any liability or obligation of Seller pursuant to any Benefit Plan, including but not limited to, the payment of severance pay or benefits, (B) accelerate the time of payment or vesting or increase the amount of compensation due under any Benefit Plan, (C) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Benefit Plan, or (D) directly or indirectly cause Seller or any ERISA Affiliate to transfer or set aside any assets to fund or otherwise provide for benefits for any individual.

                           (9)  Each  Benefit  Plan  complies  in  all  material
respects, in form and operation, with all applicable statutes, laws and regulations of any public body or authority, including, but not limited to, ERISA and the Code and all applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and regulations thereunder, (B) Title VII of the Civil Rights Act of 1964, as amended, and regulations thereunder, and (C) the Americans with Disabilities Act of 1990, as amended, and regulations thereunder.

                           (10) The funds  available  under  each  Benefit  Plan
which is intended to be a funded plan equal or exceed the amounts required to be paid, or which would be required to be paid, if such Benefit Plan were terminated, on account of rights vested or accrued.

                           (11) Any  Benefit  Plan  intended  to  qualify  under
Section 401(a) of the Code meets in all material  respects all  requirements  of
Section 401(a) of the Code and the regulations thereunder, has received a favorable determination letter from the Internal Revenue Service, and has been administered in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder.

                           (12) With respect to each Benefit Plan, except as set
forth on Schedule 12(b)(iv), there have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to such Benefit Plan; all reports and information relating to each such Benefit Plan required to be filed with any governmental entity have been accurately and timely filed; all reports and information relating to each such Benefit Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; there is no trust related to any Benefit Plan which is a voluntary employee beneficiary association pursuant to Section 501(c)(9) of the Code; there exist no restrictions on ESI's right to terminate or decrease prospectively the level of benefits under any Benefit Plan after the Closing Date without liability; to the best of Seller's Knowledge, no event has occurred or circumstance exists that could result in a material increase in premium costs of any Benefit Plan that is insured or a material increase in benefit costs of any Benefit Plan that is self-insured; to the best of Seller's Knowledge, no officer, employee or director of Seller or other fiduciary of any Benefit Plan has committed a material breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA with respect to such Benefit Plan.

                           (13)  There  has been  made  available  to ESI,  with
respect to each Benefit Plan the following: a copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the last three years (including all schedules and attachments); a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Benefit Plan; all material employee communications relating to such Benefit Plan (including COBRA notices); the most recent determination letter received with respect to each Benefit Plan intended to qualify under Code Section 401(a); a true and complete copy of such Benefit Plan; all trust agreements, insurance contracts, accounts or other documents which establish the funding vehicle for any Benefit Plan and the latest financial statements thereof; any investment management agreements, administrative services contracts, or other agreements and documents relating to the ongoing administration and investment of any Benefit Plan.

                           (14) With respect to each such Benefit Plan for which
an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the latest such annual report since the date thereof.

                           (15)  There  are  no  actions,  suits,   proceedings,
investigations or hearings pending with respect to any Benefit Plan, or to Seller's Knowledge any claims (other than claims for benefits arising in the ordinary course of an Benefit Plan) threatened against or with respect to any Benefit Plan or any fiduciary or assets thereof, and there are no facts known to Seller which could reasonably give rise to any such actions, suits, proceedings, investigations, hearings or claims.

                           (16) Neither Seller nor any ERISA Affiliate is or has
ever maintained, contributed to, participated in, or has ever had any obligation to contribute to or participate in any "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA; nor does Seller or any

ERISA Affiliate have any liability in connection with any withdrawal (either complete or partial) (as defined in Section 4203 or 4205 of ERISA) from any multi-employer plan.

                           (17) ESI shall not assume any Benefit  Plan and shall
have no liability in connection with any Benefit Plan hereunder. All such Benefit Plans shall continue to be the responsibility of Seller after the acquisition of Assets contemplated in this Agreement.

         (v) [Reserved]

         (w) Records. The books of account, stock record books and other records of Seller are complete and correct in all material respects and have been maintained in accordance with sound business practices, and there have been no transactions involving the business of Seller which properly should have been set forth therein and which have not been accurately so set forth.

         (x) Absence of Certain Business Practices. Neither Seller nor any officer, employee or agent of Seller, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction) which (A) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of Seller as reflected in the Financial Statements or (C), if not continued in the future, might adversely affect Seller's assets, business, operations or prospects or which might subject Seller to suit or penalty in any private or governmental litigation or proceeding.

         (y) Labor Matters.

                  (i) Except as set forth on Schedule 5(y), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, and except for those contracts that arise pursuant to applicable local law as of the date hereof (A) there are no collective bargaining or other labor union contracts applicable to employees of Seller, and (B) to Seller's Knowledge, there is no organizational activity currently under way with respect to the business being acquired by the Buyer.

                  (ii) Except as set forth on Schedule 5(y), Seller has not engaged in, and has not received any written notice of any unfair labor practices, discrimination or other complaint or threat to file same arising under any statute, regulation, administrative or executive order or regulation relating to any aspect of employment or labor law affecting any of the facilities being purchased by Seller and no such complaints are pending before any agency or court having jurisdiction thereof. Schedule 5(y) also lists all labor and employment litigation of which Seller has received written notice, that pertains to any of the facilities being acquired by Seller pursuant to this Agreement.

                  (iii) With respect to Administrative Employees, except as set forth on Schedule 5(y) and except for those contracts that arise pursuant to applicable local law, as of the date hereof there are no employment, severance or consulting agreements between Seller and any of its current or former employees.

         (z) No Broker. Except as set forth on Schedule 5(z), which Seller shall prepare and annex hereto as promptly as possible prior to Closing, there are no broker's or finder's fees or obligations due to any persons engaged by Seller or any other stockholder of the Company, or any of the affiliates, employees, representatives or agents of any of such persons in connection with the transactions contemplated by this Agreement, except for the fees and expenses of Seller's counsel and accountants.

         (aa) Investment Intent. The ESI Stock is being or will be purchased by Seller for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. Seller understands that the ESI Stock has not been registered under the 1933 Act by reason of its issuance in transactions exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and agrees to deliver to the ESI, if requested by the ESI an investment letter in customary form. Seller understands that the ESI Stock may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the ESI Stock, or an available exemption from registration under the 1933 Act, ESI Stock, must be held indefinitely. In particular, Seller is aware that the ESI Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Seller further understands that the certificates representing the ESI Stock will bear a legend substantially in the following form and agrees that it will hold such shares subject thereto:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES THAT MAY BE ISSUED UPON THE CONVERSION OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

         (ab) Suitability and Sophistication. Seller has (i) such Knowledge and experience in financial and business matters that Seller is capable of evaluating independently the risks and merits of purchasing the ESI Stock; (ii) independently evaluated the risks and merits of purchasing the ESI Stock and has independently determined that the ESI Stock is a suitable investment for Seller; and (iii) sufficient financial resources to bear the loss of its entire investment in the ESI Stock.

         (ac) Receipt of Information. Seller further represents that it has had an opportunity to ask questions and receive answers from the officers and directors of ESI regarding the business, properties, prospects and financial condition of ESI and to obtain additional information (to the extent the ESI possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access.

         (ad) Disclosure. No representation or warranty by Seller or Stockholders contained in this Agreement, nor any statement or certificate furnished or to be furnished by Seller or Stockholders to ESI or its representatives in connection herewith or pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the business of the Seller with adequate information as to Seller and its condition (financial and otherwise), properties, assets, liabilities, business and prospects and Seller and Stockholders have disclosed to ESI in writing all material adverse facts known to them relating to the same. The representations and warranties contained in this Section 5 or elsewhere in this Agreement or any document delivered pursuant hereto shall not be affected or deemed waived by reason of the fact that ESI and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect. ESI acknowledges that no claim for a breach of a representation or warranty can be made against Seller for any information disclosed to ESI in the Schedules and Exhibits to this Agreement.

         6. Representations and Warranties by ESI. ESI represents and warrants to Seller, as of the date hereof and as of the Closing, as follows:

         (a) Organization. ESI is a corporation duly organized, validly existing and in good standing under the laws of Arizona and has full corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out the transactions contemplated by this Agreement and to carry on its business as now being conducted and to own, lease or operate its properties. ESI is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in every jurisdiction where such registration is required and the failure to register would have a material and adverse effect on ESI or its operations.

         (b) Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by ESI relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

         (c) Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement by ESI will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of ESI's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment or decree to which ESI is a party or by which it may be bound or affected. ESI has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all proceedings required to be taken by ESI to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto, have been properly taken and this Agreement and all documents contemplated hereby constitute legal, valid and binding obligations of ESI, enforceable in accordance with their respective terms.

         (d) Litigation. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of ESI threatened, against or relating to ESI in connection with or relating to the transactions contemplated by this Agreement, and ESI does not know or have any reason to be aware of any basis for the same.

         (e) No Consents or Approvals. The execution, delivery and performance by ESI of this Agreement and the consummation by it of the transactions contemplated hereby will not require any consent or approval of, or filing or notice to, any federal, state or local governmental or regulatory authority. In particular, ESI has complied or will comply before the Closing Date with all applicable requirements under the Hart-Scott-Rodino Act, and the rules and regulations promulgated thereunder.

         (f) Commission Filings. The SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statement in such SEC Reports, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of ESI included in the SEC Reports complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and were, when filed, in accordance with the books and records of ESI, complete and accurate in all material respects, and presented fairly the consolidated financial position and the consolidated results of operations, changes in the stockholders' equity and cash flows of ESI and its subsidiaries as of the dates and of the periods indicated, in accordance with

GAAP, subject in the case of interim financial statements to normal year-end adjustments and the absence of certain footnote information. Since the filing of the most recent SEC Report, there has not been any material adverse change in ESI's financial condition, business or prospects, or any material damage, deterioration or destruction to or of any of ESI's assets, which is not covered by insurance.

         (g) Actions to Limit Net Business Attrition Loss. Solely in order to limit the amount of the Net Business Attrition Loss and, subject to the ultimate responsibility and control of its Board of Directors, ESI will not, without the consent of Seller, between Closing and the end of the Postclosing Period: (i) increase prices or fees charged to Customers, except as necessary to pass through cost increases experienced by ESI; (ii) change the processing of payroll for Customers, including but not limited to moving payroll processing of a Customer to a different location, changing bank accounts used for the payroll processing of Customers or materially changing the requirements for payroll processing; or (iii) refuse the addition of a new customer for a reason other than the customer's failure to satisfy ESI's normal underwriting standards and intake process. ESI also shall have the right to move Elite Transportation Services, Inc.'s existing processing of payroll for all customers as soon as reasonably practicable at any time on or after January 1, 1997, and such action by ESI shall not be deemed as violating ESI's obligation to limit Net Business Attrition Loss hereunder; provided, however, that ESI shall continue to use AMSOUTH Bank, N.A., for payroll check disbursement, and there shall be a customer communication link maintained in the Russellville facility. ESI shall have no obligation to reduce prices or fees to retain any Customer (provided that ESI, in its sole discretion, may elect to do so).

         (h) No Broker. ESI has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

         (i) ESI Stock. The ESI shares to be delivered at Closing pursuant to this Agreement are duly authorized and, when so delivered, will be validly issued, outstanding, fully paid and nonassessable.

         (j) Disclosure. No representation or warranty by ESI contained in this Agreement, nor any statement or certificate furnished or to be furnished by ESI to Sellers or Stockholders or its representatives in connection herewith or pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide Seller with adequate information as to ESI and its condition (financial or otherwise), properties, assets, liabilities, business and prospects and ESI has disclosed to Seller or Stockholders in writing all material adverse facts known to them relating to the same. The representations and warranties contained in this Section 6 or elsewhere in this Agreement or any document delivered pursuant hereto shall not be affected or deemed waived by reason of the fact that Seller, and/or its representatives, or Stockholders, knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

         7. Conduct of Business Prior to Closing. (a) Prior to the Closing, Seller shall conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Seller and Stockholders will use their best efforts (i) to preserve the business and organization of Seller intact, (ii) to keep available to ESI the services of Seller's present officers, Administrative Employees, agents and independent contractors, (iii) to preserve for the benefit of ESI the goodwill of Seller's suppliers, customers, landlords and others having business relations with it, and (iv) to cooperate with ESI and use reasonable efforts to assist ESI in obtaining the consent of any landlord or other party to any lease or contract with Seller where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby. Without limiting the generality of the foregoing, prior to the Closing, Seller will not without ESI's prior written approval:

                  (i) change its certificate or articles of incorporation or by-laws or merge or consolidate or obligate itself to do so with or into any other entity;

                  (ii) enter into any material contract, agreement, commitment or other understanding or arrangement; or

                  (iii) perform, take any action or incur or permit to exist any or the acts, transactions, events or occurrences of the type (1) described in Section 5(1) of this Agreement, which would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof, or (2) described in Section 5(e) of this Agreement, which would be required to be set forth on Schedule 5(e) hereof if it had taken place during the past three years.

         (b) Seller or ESI, as appropriate, shall give the other prompt written notice of any change in any of the information contained in the representations and warranties made in Section 5, Section 6 or elsewhere in this Agreement or the Schedules referred to herein which occurs prior to the Closing.

         (c) Seller will consult with and follow the recommendations of ESI with respect to (i) the cancellation of contracts, agreements, commitments or other understandings or arrangements to which Seller is a party, including, without limitation, purchase orders for any item of inventory and commitments for capital expenditures or improvements, (ii) the commencement in one or more of Seller's locations of the orderly and gradual discontinuance of particular items or operations and (iii) purchasing, pricing or selling policy; provided, however, that nothing contained in this Section 7(c) shall require Seller to take or fail to take any action that, in Seller's reasonable judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against Seller, or is likely to result in losses or reduced profits to Seller, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of Seller's business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by Seller of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by ESI).

         8. Agency Operations. During the Agency Operations Period, the parties agree as follows:

         (a) ESI as Agent. ESI will serve as the exclusive operating agent of Seller and (except as provided herein) shall have the sole, exclusive and absolute power, authority, right, duty and responsibility to operate and manage the Assets; provided, however that it may assign or delegate any or all of its rights, powers, duties, authorities, or responsibilities, from time to time, to or among its subsidiaries or affiliates, except that ESI shall remain responsible for seeing that the duties and responsibilities are exercised with reasonable care, diligence and prudence; further provided, however, that ESI may not encumber, transfer, sell, assign or otherwise dispose of the Assets; and further provided, however, that notwithstanding any other provisions hereof, inasmuch as it is ESI's intent to not be in any respect a "responsible person" for payroll tax purposes, ESI its officers, directors, agents, employees and representatives shall have no authority with respect to check signing or bill-paying functions of each Seller or its business (including the asset allocation and decision-making aspects thereof) and each Seller, its agents and employees shall retain and be responsible for all such powers and duties
(collectively, the "Retained Powers") and, furthermore, they shall keep all post-Closing payroll tax and other payables and obligations current at all times up through and including the Transfer Effective Date. In consideration of its duties and responsibilities in operating and managing the Assets, Seller will pay ESI the Operational Fee.

         (b) Access to Records and Properties. In addition to access needed by ESI to perform its duties under Section 8(a), during the Agency Operations Period, each Seller shall provide to ESI such access to the premises, books and records of Seller, and shall cause the officers and employees of Seller to furnish such financial and operating data and other information, as ESI may from time to time reasonably request. From and after the Transfer Effective Date, Seller shall give to ESI free and unrestricted access to the books, files and records of Seller relating to the operations of Seller for the periods prior to and including the Transfer Effective Date retained by Seller, if any. Prior to any destroying or disposing of any such books, files and records, Seller shall give 30 days' written notice to ESI of the intended destruction or disposition, and ESI shall have the right to take possession of the same or to make copies thereof, at its sold discretion.

         (c) Operation of Seller. Subject to the provisions of Section 8(a), during the Agency Operations Period, Seller shall:

                  (1) Operate its business diligently and only in the usual, ordinary manner and, to the extent consistent with such operations, use its best efforts to (A) preserve the current business organizations of Seller intact, and
(B) preserve current relationships with customers, employees and suppliers of Seller and all other persons having business dealings with Seller.

                  (2) Maintain its books, accounts and records in the usual and ordinary manner, and in a manner that fairly and correctly reflects their respective income, expenses, assets and liabilities in accordance with generally accepted accounting principles, consistently applied.

                  (3) Comply in all material respects with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority or body applicable to them or their properties and assets or to the conduct of their business (including, but not necessarily limited to, the Federal Bankruptcy Laws and the Bankruptcy Court), and to substantially perform all of their obligations under all contracts, agreements, franchises, licenses, permits, instruments, undertakings or otherwise without any material default.

                  (4) Except in the ordinary course of business: make no change in the compensation payable or to become payable to any employee; make no change in any existing, or enter into any new, arrangement or contract relating to management, executive or clerical services or relating to the sharing of administrative or other overhead or any management or supervisory fee; establish or make no bonus, stock option, profit sharing, retirement or other similar payment, plan or arrangement except as otherwise provided for herein in the ordinary course of the administration of existing incentive, welfare, retirement or other similar plans or arrangements hereinabove referred to; and enter into no union contract and no employment agreement, or agreement with any salesman or sales agent or any franchise agreement, independent dealer/distributor agreement or other contract or arrangement with respect to the performance of services for Seller, unless agreed to in advance by ESI.

                  (5) Not enter into, modify or extend any leases, contracts, or other agreements, or engage in any activity or transaction not substantially in the ordinary course of business and in accordance with past practice, unless agreed to in advance by ESI.

                  (6) Not sell or dispose of any of the Assets, unless agreed to in advance by ESI.

                  (7) Not mortgage, pledge or subject to any lien, charge or other encumbrance, any of the Purchased Assets, tangible or intangible, other than the lien of current state or local property taxes not yet due.

                  (8) Apply cash receipts received by Seller after the Closing Date solely in satisfaction of liabilities arising after the Closing Date.

                  (9) Not make any agreement, commitment or arrangement to take any action materially inconsistent with the obligations under, or prohibited by, the foregoing provisions of this Section 8(c).

                  (d)  Limitation  on  ESI  Obligations.   Except  as  otherwise
specifically provided herein to the contrary:

                           (1) No party to this Agreement or any other person or
entity shall incur any obligations on behalf of ESI or any of its affiliates, without first obtaining the written consent of ESI. Subject to Section 6(g), all agreements between ESI and ESI Customers are subject to written acceptance or approval of ESI, which may be withheld or delayed by ESI for any reason whatsoever, in its sole and absolute discretion. No party hereto shall have any authority to bind ESI or any of its affiliates by any promise or representation, unless specifically authorized in writing to do so.

                           (2) Subject only to applicable  law and the terms and
conditions of all applicable contracts or other binding agreements between ESI and an ESI Customer, and subject to Section 6(g) with respect to prospective customers, ESI reserves the right, exercisable in its sole and absolute discretion, to terminate any agreement or relationship with an ESI Customer or reject any existing or prospective ESI Customer, at any time or for any reason, without having any obligation to the Sellers or any other person or entity as a result thereof.

                           (3) In no event  shall ESI be liable to Seller  based
upon any income, profits, receivables or other items not being collected for any reason whatsoever.

         9. Employment and Noncompete Agreements.

         (a) At the Closing, ESI will execute and deliver, and Seller will cause each of Randy McClary, Greg Trapp, Audrey Blake and Robert Wood to execute and deliver, an employment contract in the form to be agreed upon by the parties and annexed hereto as Exhibit "F" on or prior to Closing.

         (b) Seller and Stockholders each agree that, for a period of five (5) years after any expiration or termination of this Agreement, it or he shall not, directly or indirectly, whether on its or his own account or as a shareholder (other than as a less than one percent (1%) shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any state in which Seller operated on or prior to November 1, 1996 (collectively, the "Restricted States"):

                                    (i) Enter into or engage in the  business of
employee leasing or training persons in connection with any such business in any manner whatsoever in any one or more of the Restricted States or provide employee leasing services or leased employees to any employers located or conducting business in any one or more of said Restricted States;

                                    (ii)  Solicit   customers,   suppliers,   or
business patronage, or use any customer lists for the purpose of or which results in competition with ESI concerning the employee leasing business in the Restricted States;

                                    (iii)  Solicit  the  employment  of any  ESI
officers, directors, employees or independent contractors; or

                                    (iv)  Promote  or  assist,   financially  or
otherwise, any person, firm, association, corporation, or other entity engaged in the employee leasing business in any one or more of the Restricted States.

It is agreed that the restrictions contained in this Section 9(b) are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, in addition to and without limiting any other right or remedy ESI may have, ESI shall have the right to an injunction issued by a court of competent jurisdiction enjoining any such breach, and in addition thereto, ESI shall be entitled to the following amounts in the event of any such breach or violation, not as a penalty but as liquidated damages: fifty percent (50%) of any and all salaries, wages, fees, compensation, remuneration, gross profits or other gross income of any kind or nature whatsoever resulting from or otherwise derived in connection with said breach or violation. In the event that the period of time and/or geographic limitation described above are nevertheless held to be in any respect an unreasonable restriction, then it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

         10. Directors and Stockholders Authorization; Change of Corporate Name; No- Shopping.

         (a) At or prior to the Closing, Seller will deliver to ESI a copy of the resolutions of the Board of Directors, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Seller.

         (b) At Closing, Seller will deliver to ESI a duly executed and acknowledged certificate of amendment to Seller's certificate or articles of incorporation or other appropriate document which is required to change Seller's corporate name to a new name bearing no resemblance to its present name so as to make Seller's present name available to ESI. ESI is hereby authorized to file such certificate or other document (at Seller's expense) in order to effectuate such change of name at or after the Closing as ESI shall elect.

         (c) In consideration of the substantial expenditures of time, effort and expense to be undertaken by ESI in connection with the various investigations referred to in this Agreement, Stockholders and Seller shall not (nor will either permit any of their respective officers, directors, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than ESI and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of Seller's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise; (ii) disclose any information not customarily disclosed to any person concerning Seller's business and properties or afford access to its property, books or records to any person or entity not customarily having access thereto; or (iii) assist or cooperate with any person to make any proposal to consummate a transaction of the type referred to in clause (i).

         11. Bulk Sales Compliance. ESI hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state, and Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against ESI by reason of such non-compliance to the extent that such liabilities are not specifically assumed by ESI under this Agreement. Seller and Stockholders, jointly and severally, hereby indemnify and agree to hold ESI harmless from, against and in respect of (and shall on demand reimburse ESI for) any loss, liability, cost or expense, including, without limitation, attorneys' fees, suffered or incurred by ESI by reason of the failure of Seller to pay or discharge such claims. Seller shall furnish to ESI such evidence as ESI may reasonably request in order to confirm that the provisions of this Section 11 have been complied with.

         12. [Reserved.]

         13. Conditions Precedent to ESI's Obligations. All obligations of ESI hereunder are subject, at the option of ESI, to the fulfillment of each of the following conditions at or prior to the Closing and the Transfer Effective Date, and Seller and Stockholders shall exert their best efforts to cause each such condition to be so fulfilled:

         (a) All representations and warranties of Seller and Stockholders contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

         (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller or by Stockholders at or before the Closing shall have been duly and properly performed in all material respects.

         (c) Since the Balance Sheet Date, there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Seller.

         (d) There shall be delivered to ESI a certificate executed by President and Secretary of Seller and by the Stockholders, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a), (b), and (c) of this
Section 13 have been fulfilled, and that the schedules and exhibits to be attached hereto are complete and accurate as of the Closing Date.

         (e) All documents required to be delivered to ESI at or prior to the Closing shall have been so delivered.

         (f) ESI shall have received an Opinion of Seller's Counsel, dated the date of the Closing, in form and content to be agreed upon by the parties and annexed hereto as Exhibit "H."

         (g) Seller shall have obtained written consents to the transfer or assignment to ESI of all consignment agreements, licenses, leases and other material contracts of Seller (other than immaterial purchase and sales orders in the ordinary course of business) where the consent of any other party to any such contract may, in the opinion of ESI's counsel, be required for such assignment or transfer.

         (h) All applicable filings, consents and expirations of waiting periods required by law, regulatory authorities or contracts shall have been obtained, including without limitation the completion of any required Hart-Scott-Rodino filings and the expiration or early termination of all applicable waiting periods thereunder.

         (i) ESI's due diligence investigation and review of Seller's business, prospects, capitalization and properties, including, but not limited to, an evaluation of the minute books, financial records, tax returns, contracts, leases, governmental authorizations, employment agreements, employee benefit plans, all other contracts material to the operation of its business and compliance with laws shall have been completed to ESI's sole satisfaction.

         (j) [Reserved]

         (k) Arthur Andersen shall have commenced its audit of the Financial Statements at ESI's expense.

         (l) ESI's review of the schedules and exhibits to be prepared by Seller and attached hereto shall have been completed to ESI's sole satisfaction.

         14. Conditions Precedent to Seller's and Stockholder's Obligations. All obligations of Seller and Stockholders at the Closing are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and ESI shall exert its best efforts to cause each such condition to be so fulfilled:

         (a) All representations and warranties of ESI contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

         (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by ESI at or before the Closing shall have been duly and properly performed in all material respects.

         (c) There shall be delivered to Seller a certificate executed by the President and Secretary of ESI, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a) and (b) of this Section 14 have been fulfilled.

         (d) Seller shall have received an Opinion of ESI's Counsel, dated the date of the Closing, in the form and content to be agreed upon by the parties and annexed hereto as Exhibit "I."

         (e) Deane Felter shall have received a binding commitment letter from ESI which addresses Mr. Felter's compensation as a broker or agent for ESI, which is satisfactory to Mr. Felter.

         15. [Reserved.]
             -----------

         16. Indemnification.
             ----------------

         (a) Indemnification by Seller and Stockholders. Seller and Stockholders, jointly and severally, hereby indemnify and agree to hold ESI and its affiliates and their respective stockholders, officers, directors, employees and agents (all of which are included in any reference to ESI in this Section) harmless from, against and in respect of (and shall on demand reimburse ESI for):

                  (i) any and all losses, liabilities or damages suffered or incurred by ESI by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Seller or Stockholders contained herein or in any certificate, document or instrument delivered to ESI hereunder;

                  (ii) [Reserved];

                  (iii) any and all losses, damages, debts, liabilities or obligations of Seller, direct or indirect, fixed, contingent or otherwise, which exist at or as of the date of the Closing hereunder or which arise after the Closing but which are based upon or arise from any act, omission, transaction, circumstance, providing of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable, except to the extent (A) reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto) or incurred after the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of Seller's business and in conformity with the representations, warranties and covenants of Seller contained in this Agreement (or a Schedule hereto) and (B) expressly assumed by ESI pursuant to the terms of the Liabilities Undertaking;

                  (iv) any and all losses, liabilities or damages suffered or incurred by ESI (a) by reason of any claim for severance or vacation pay accruing or incurred or triggered by a discharge at any time on or after the date hereof or (b) relating to employee benefits attributable to services performed prior to the Closing, except to the extent set forth on Schedule 16(a)(vi) annexed hereto;

                  (v) any and all losses, liabilities or damages suffered or incurred by ESI by reason of or in connection with any claim for a finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller or Stockholders with respect to this Agreement or any of the transactions contemplated hereby; and

                  (vi) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and reasonable expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         (b) Indemnification by ESI. ESI hereby agrees to indemnify and hold Seller and Stockholders harmless from, against and in respect of (and shall on demand reimburse them for):

                  (i) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by ESI contained herein or in any certificate, document or instrument delivered to Seller hereunder;

                  (ii) Any and all claims asserted directly against Seller by reason of any and all losses, damages, debts, liabilities or obligations of ESI, direct or indirect, fixed, contingent or otherwise, except for those based upon or arising from any circumstance giving rise to a right of indemnification under Section 9(a) (regardless of whether timely asserted);

                  (iii) Any and all losses, liabilities or damages suffered or incurred by Seller by reason of or in connection with any claim for a finder's fee or brokerage or other commission arising by reason of services alleged to have been rendered to ESI with respect to this Agreement or any transactions contemplated hereby; and

                  (iv) Any and all actions, suits, proceedings, claims, demands, assessments, judgements, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

Notwithstanding the foregoing, Seller's and Stockholder's only right with respect to any violation by ESI of any obligation, representation or warranty regarding retention of Customers and minimization of Net Business Attrition Loss shall be to reduce or eliminate, as appropriate, the amount of any Net Business Attrition Loss, and no direct claim shall be asserted against, nor shall any obligation to indemnify or exist with respect to, ESI.

         (c) Right of Offset. Notwithstanding anything in this Agreement to the contrary, and in addition to any other rights hereunder or at law or in equity, ESI shall have the right to offset any loss, damage or liability that it may occur by virtue of any breach by Seller or any Stockholder of any representation, warranty , covenant or agreement hereunder, or any other action by Seller or any Stockholder that would give rise to a right of indemnification hereunder, against any unpaid portion of the Purchase Price held in the Escrow Account or any other amount otherwise payable or transferable by ESI hereunder.

         (d) Notice and Defense. If at any time, the Indemnitee shall receive notice of any asserted losses, liabilities or damages claimed to give rise to indemnification hereunder, the Indemnitee shall promptly give a Claims Notice to the Indemnitor. The Claims Notice shall set forth a brief description of the facts and circumstances giving rise to such claim for indemnification, and, if known, the amount of the losses, liabilities or damages that have been or may be suffered by the Indemnitee. Thereafter, the Indemnitor shall have at its election, the right to settle or defend any such matter at the Indemnitor's sole cost and expense through counsel chosen by the Indemnitor and approved by the Indemnitee (which approval shall not unreasonably be withheld); provided, however, that any such settlement or defense shall be conducted in a manner which is reasonable and not contrary to the Indemnitee's interests and the Indemnitee shall in all events have a right to reasonably veto any non-monetary settlement or any defense which would jeopardize in any material respect any assets or business of the Indemnitee or any of its affiliates or increase the potential liability of, or create a new liability for, the Indemnitee or any of its affiliates and provided further that the Indemnitor shall in all events indemnify the Indemnitee and its affiliates against any damage resulting from the manner in which such matter is settled or defended including any failure to pay any such claim which such litigation is pending. If the Indemnitee unreasonably vetoes any settlement or defense, the Indemnitee shall be deemed to have waived any right against the Indemnitor with respect to such matter. In the event that the Indemnitor does so undertake to settle and defend a claim, the Indemnitor shall notify the Indemnitee of its intention to do so. Even if the Indemnitor undertakes to settle or defend a claim, the Indemnitee shall have the right to settle any matter for which a claim for indemnification has been made hereunder upon notice to the Indemnitor and by waiving any right against Indemnitor with respect to such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the settlement of or defending of any such liabilities or claims. In addition, the non-defending party shall at all times be entitled to monitor such defense through the appointment, at its own cost and expense, of advisory counsel of its own choosing.

         (e)  Basket.  The right of every  party to be  indemnified  pursuant to
Section 16 of this Agreement shall not apply until the sum of the damages suffered by such party on a cumulative basis exceeds $100,000, at which time all of such damages shall become subject to indemnification.

         17. Nature and Survival of Representations and Warranties. Each statement, representation, warranty, indemnity, covenant and agreement made by Seller or Stockholders in this Agreement or in any document, certificate or other instrument delivered by or on behalf of Seller or any Stockholder pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of Seller and Stockholders. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing and shall not expire until the termination of the Escrow Account. Claims for violations of representations and warranties shall be subject to the same mechanics as claims for indemnification, as set forth in Sections 16(d), and limited by the provisions of the last sentence of Section 16(b).

         18. Registration Rights.
             --------------------

         (a) [Reserved.]

         (b) Demand Registration Rights. In the event Seller does not have the right to dispose of all of the ESI Stock under SEC Rule 144, for a period of one year after the ESI Stock is released from the Escrow Account, ESI agrees that, upon written demand by holders of more than 50% of the ESI Stock, ESI will use its reasonable efforts on a one-time basis only (except as provided in Section 18(e) below) to prepare and file a registration statement under the 1933 Act covering the ESI Stock, to cause such registration statement to become effective as expeditiously as possible, and to register and qualify the ESI Stock for sale in such reasonable number of states as Seller may reasonably designate (provided that the maximum number of states in any offering shall be five (5) if ESI's common stock ceases to be listed on any nationally recognized exchange, including without limitation, The Nasdaq National Market), and do any and all other reasonable acts and things which may be necessary to enable Seller to consummate the public sale or other disposition of the ESI Stock, all at no expense to Seller (except as otherwise provided herein and specifically except for any underwriting broker or other selling discounts and commissions, which shall be paid by Seller); provided, however, that all Seller shall furnish information and indemnification as set forth in Section 18(c) below, and provided further that ESI shall not be required to maintain the effectiveness of the registration statement covering the ESI Stock for more than sixty (60) days (six (6) months if not done pursuant to an underwritten offering) following its becoming effective. ESI may delay any requested registration by up to one hundred twenty (120) days if ESI determines that effecting the registration would adversely affect ESI or the Company.

         (c) Additional Agreements of Seller. In consideration of the demand registration rights provided by the provisions of Section 18(b) above, Seller agrees as follows: (i) Whenever pursuant to Section 18(b) above a registration statement and/or preliminary or final prospectus relating to the ESI Stock is filed under the 1933 Act, amended or supplemented, Seller will indemnify and hold harmless ESI, each of its directors, officers, agents, representatives (including legal counsel, accountants and underwriters), and each person, if any, who controls ESI (within the meaning of said Act) against any and all actions, losses, claims, damages or liabilities, to which ESI or any such director, officer or controlling person may become subject, under said Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions with respect thereto, arise out of or are based upon (1) any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such action, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with information furnished in writing, by or on behalf of Seller expressly for use in the preparation thereof, or (2) Seller's failure to comply with any applicable prospectus delivery requirements after ESI has furnished Seller with a sufficient number of copies of the same; and will reimburse ESI or any such director, officer, agent, representative or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (d) [Reserved.]

         (e) [Reserved.]

         (f) Responsibility for Fees. With respect to each inclusion of shares of ESI Stock in a registration statement pursuant to Section 18(b) hereof, ESI agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided that Seller shall bear his own attorneys' fees and a pro rata share of the underwriting, broker or other selling discounts and commissions.

         (g) Indemnifications. In connection with any registration of an Seller's shares of ESI Stock, ESI agrees to indemnify, to the extent permitted by law, Seller against all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to ESI by Seller expressly for use therein or by Seller's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after ESI has furnished Seller with a sufficient number of copies of the same or any violation or alleged violation by Seller of any applicable law, rule or regulation in connection with such registration or sale.

         19. Allocation of Purchase Price. Although ESI would not purchase less than all of Seller's Assets separately, the total Purchase Price described in
Section 3 above shall be allocated among said purchased items in the manner provided in Exhibit "J." The parties have made a mutual good faith determination of the respective values of the components of Seller's

Assets and the noncompetition agreement and the allocations set forth in Exhibit "J" are based on such determination. Each party agrees that it will not take any position for purposes of computing federal or state income or franchise taxes that is inconsistent with the foregoing allocations. If any party fails to comply with the provisions of the preceding sentence, such party shall be liable for all taxes, reasonable legal and accounting fees, and other expenses actually incurred by the other parties as a consequence of such failure; provided, however, that should such fees and other expenses be incurred in connection with any audit or other inquiry involving issues beyond the scope of this Agreement, any party liable for reimbursement of such fees and expenses hereunder shall be responsible only for the portion of the total fees and expenses incurred that are reasonably related to the issues arising hereunder.

         20. Access to Information and Documents. Upon reasonable notice and during regular business hours, Seller will give ESI and ESI's attorneys, accountants and other representatives full access to Seller's key personnel, and distributors (with prior approval of Seller management) and all properties, documents, contracts, books and records of Seller and will furnish ESI with copies of such documents (certified as complete and correct by Seller's officers if so requested) and with such information with respect to the affairs of Seller as ESI may from time to time request, and ESI will not improperly disclose the same prior to the Closing. Any such furnishing of information to ESI or any investigation by ESI shall not affect ESI's right to rely on any representations and warranties made in this Agreement or in connection herewith or pursuant hereto.

         21. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered or sent to the parties at the address set forth below, or at such other address that they designate by notice to all other parties in accordance with this Section 21. Any party delivering notice to Seller shall deliver it to:

                  [Name of applicable McClary or Trapp Entity]
                  [Address and Fax No. on Schedule A]

                  with a copy to:

                  Joseph T. Ritchey, Esq.
                  Sirote & Permutt, P.C.
                  2222 Arlington Avenue South
                  Birmingham, AL  35205
                  Fax No. (205) 930-5301

Any party delivering any notice to any Stockholder shall deliver it to the address for the applicable Stockholder set forth on Schedule A attached hereto.

Any party delivering notice to ESI shall deliver it to:

                  Marvin D. Brody
                  Chairman of the Board
                       -and-
                  Paul M. Gales, Esq.
                  Vice President and General Counsel
                  EMPLOYEE SOLUTIONS, INC.
                  2929 E. Camelback Road, Suite 220
                  Phoenix, Arizona  85016
                  Fax No. (602) 955-1235

                  with a copy to:

                  Robert S. Bornhoft, Esq.
                  QUARLES & BRADY
                  One E. Camelback, Suite 400
                  Phoenix, Arizona  85012
                  Fax No. (602) 230-5598

         All notices and  communications  shall be deemed to have been received:
(1) in the case of personal delivery, on the date of such delivery; (2) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (4) below; (3) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (4) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the date of delivery, as evidenced by the certified or registered mail receipt.

         22. Termination.
             ------------

         (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (i) by Seller or ESI if the Closing has not occurred by November 15, 1996;

                  (ii) by mutual consent of Seller and ESI;

                  (iii) by ESI, if any representation or warranty of Seller or any Stockholder made in or pursuant to this Agreement is untrue or incorrect in any material respect; Seller or any Stockholder materially breaches the covenants or other terms of this Agreement; or any of the conditions precedent to Closing contained in Section 13 cannot be satisfied; or

                  (iv) by Seller, if any representation or warranty of ESI made in or pursuant to this Agreement is untrue or incorrect in any material respect; ESI materially breaches the covenants or other terms of this Agreement; or any of the conditions precedent to Closing contained in Section 14 cannot be satisfied.

         (b) A party terminating this Agreement pursuant to Section 22(a) shall give written notice thereof to each other party thereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party; provided, however, that if such termination is by ESI pursuant to Section 22(a)(iii), or if such termination is by Seller pursuant to Section 22(a)(iv), such termination shall not affect the right, if any, of the non-defaulting parties to damages on account of breach by any other party.

         23. Miscellaneous.

         (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

         (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         (c) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

         (d) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

         (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

         (f) Seller will pay all sales, transfer and documentary taxes, if any, payable in connection with the sale, conveyances, assignments, transfers and deliveries to be made to ESI hereunder.

         (g) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         (h) This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Arizona applicable to contracts made and to be performed therein, without regard to principles relating to conflicts of laws.

         (i) Any controversy or claim arising out of or relating to this agreement or the breach or validity thereof shall be settled exclusively by arbitration in Phoenix, Arizona, by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, and the parties consent to the exclusive jurisdiction of the Maricopa County, Arizona courts for this purpose.

         (j) ESI, Seller and Stockholders hereby consent to the exclusive jurisdiction of the State and Federal courts sitting in Maricopa County, Arizona in any action arising out of or connected in any way with this Agreement, and Seller and Stockholders further agree that the service of process or of any other papers upon them or any of them by registered mail at their respective addresses set forth herein shall be deemed good, proper and effective service upon them.

         (k) Each party agrees that neither it nor any of its affiliates will make any public statement regarding the transactions contemplated by this Agreement without first consulting the other parties hereto in order than such public statement shall be jointly worded and issued by the parties, except that ESI shall be entitled to make such disclosures as it reasonably concludes are required of it by law.

         (l) Upon any default, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with enforcement of its rights hereunder.

         24. Completion of Schedules and Exhibits. The parties shall use their best efforts to complete the exhibits referred to herein, and Seller shall use its best efforts to complete the schedules referred to herein, as soon as possible and in any event prior to the Closing Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                  SELLER:                   DIVERSIFIED RESOURCES, INC.



                                            By ________________________________
                                                 Kenneth R. McClary
                                                 Its___________________________


                                            PAY SOURCE, INC.



                                            By ________________________________
                                                 Kenneth R. McClary
                                                 Its___________________________



                                            PERMASTAFF, INC.



                                            By ________________________________
                                                 Kenneth R. McClary
                                                 Its___________________________


                                            STAFFING ALTERNATIVES, INC.



                                            By ________________________________
                                                 Kenneth R. McClary
                                                 Its___________________________

                                            UNISERVE SOUTH, INC.



                                            By ________________________________
                                                 Kenneth R. McClary
                                                 Its___________________________


                                            ELITE TRANSPORTATION SERVICES, INC.



                                            By ________________________________
                                                 Gregory B. Trapp
                                                 Its___________________________



         BUYER:                             EMPLOYEE SOLUTIONS, INC.



                                            By_________________________________
                                                 Marvin D. Brody
                                                 Chairman and CEO


         STOCKHOLDERS:

                                            ___________________________________
                                            KENNETH R. McCLARY



                                            ___________________________________
                                            GREGORY B. TRAPP



                                            ___________________________________
                                            AUDREY R. BLAKE

                                            THE INDIGO GROUP, INC.



                                            By_________________________________
                                                 Its___________________________

EXHIBIT LIST


EXHIBIT                                                    SECTION REFERENCE

A - Escrow Instructions                                          3(f)
B - Bill of Sale                                                 4(b)(ii)
C - Assignment of Contract Rights                                4(b)(iii)
D - Assignment of Lease                                          4(a)(iv)
E - [Reserved]
F - Employment Agreement                                         9(a)
G - [Reserved]
H - Opinion of Seller's Counsel                                  13(f)
I - Opinion of ESI's Counsel                                     14(d)
J - Allocation of Purchase Price                                 19

SCHEDULE LIST

A                 List of Companies,  Stockholders,  Stock  Ownership Interests
                    and Addresses
B                 List of Customers
C                 Schedule of Recasted Operating Income
D                 List of Retained Assets
4(f)              Customer Deposits
5(a)              List of Jurisdictions
5(b)              Consents; Authority
5(c)              Authority; Enforceability
5(d)              List of Subsidiaries
5(e)              Transactions with Certain Persons
5(j)              Absence of Undisclosed Liabilities
5(k)              Taxes
5(l)              Absence of Changes or Events
5(m)              Litigation
5(n)              Compliance with Laws and Other Instruments
5(o)              Title to Properties
5(r)              Guaranties
5(u)(i)           Nonunion Employees
5(u)(ii)          Deferred Employee Benefits Plans
5(u)(iii)         Multi-employer Plans
5(x)              Absence of Certain Business Practices
5(y)              Labor Matters
5(z)              No Broker
12(b)(iv)         Prohibited Transactions to Benefit Plan
16(a)(vi)         Indemnification

                                                                     Exhibit "A"

                                  BILL OF SALE



         ____________________________, a ______________ corporation (hereinafter called "Assignor"), for One Dollar ($1.00) and other valuable consideration to it in hand paid, receipt of which is hereby acknowledged, by these presents does sell, assign, transfer and convey unto _______________________, a ____________
corporation (hereinafter called "Assignee"), its successors and assigns, the following described property:

                  All property of every kind and description and wherever situated, tangible and intangible, owned by Assignor or to which Assignor has any right, title or interest on the date hereof, excepting only those properties of Assignor listed on Schedule A annexed hereto, and including, without limitation, all of "Seller's Assets" as defined in a certain Agreement of Purchase and Sale of Assets, dated ____________, ____ between Assignor as Seller and Assignee as ESI (the "Agreement"), which includes the following:

                           (i) Cash on hand and in bank accounts, notes and loans receivable from customers, employees and others, marketable securities and investments, merchandise and all other inventories, packaging and shipping materials and other supplies and supply inventories, prepaid insurance, prepaid interest and other prepaid items and deposits, cash surrender values of all life insurance policies, contracts, choses in action and causes of action, claims and rights of recovery or setoff of every kind or character arising out of transactions or events occurring on or prior to the date hereof irrespective of the date on which any such cause of action, claim or right may arise or accrue; and

                      (ii) Fixed assets including, without limitation, leaseholds and leasehold improvements, fixtures, machinery, tools, equipment, cars, trucks and other automotive equipment; and

                     (iii) Inventions, patents, transferable licenses, transferable permits and transferable franchises (except Assignor's franchise to be a corporation), trademarks, trade names, service marks, service names, copyrights, know-how, stationery and other imprinted material and office supplies, the right to receive mail and other communications and shipment of merchandise addressed to assignor, its goodwill as a going concern, and the Assignor's entire right to use the name "______________________"; and

                      (iv) Books and  records of  Assignor,  excepting  only its minute books, corporate seal and stock ledger records.

         Assignor hereby authorizes and grants its power of attorney to Assignee and appoints Assignee and the officers thereof as Assignor's attorney-in-fact to take any appropriate action in connection with any of said rights, claims, causes of action and property, in the name of Assignor or in its own or any other name but at its own expense, it being understood that this authorization and power of attorney are coupled with an interest and irrevocable.

         TO HAVE AND TO HOLD said rights, claims, causes of action, property, assets, business and goodwill, as a going concern, unto the said Assignee, its successors and assigns, to and for its use forever.

         AND, Assignor does hereby warrant, covenant and agree that it:

                  (a) has good and marketable title to the properties and assets hereby sold, assigned, transferred, conveyed and delivered, subject to such liens and other encumbrances as are disclosed in the Agreement or any schedules or exhibits thereto and except as otherwise provided in the Agreement; and

                  (b) will warrant and defend the sale of said properties and assets against all and every person or persons whomsoever claiming or to claim against any or all of the same, subject to the terms and provisions of the Agreement.

         IN WITNESS WHEREOF, Assignor has caused this instrument to be duly executed this ____ day of ______________, 19__.


                                                Assignor


ATTEST:                                         By ___________________________


______________________________
         Secretary

                                                                     Exhibit "B"

Assignment of Contract Rights--to come

                                                                     Exhibit "C"
Assignment of Lease--to come

                                                                     Exhibit "D"

                             LIABILITIES UNDERTAKING
                             -----------------------


         UNDERTAKING dated _________________,  19__ by _________________________
(hereinafter  called  "ESI") in favor of  __________________________________,  a
________________ corporation (hereinafter called "Seller").

                              W I T N E S S E T H:

WHEREAS, pursuant to an Agreement of Purchase and Sale dated __________________, 19__ among ESI, Seller and the shareholders of Seller (the "Agreement"), Seller has concurrently herewith sold, assigned, transferred, conveyed and delivered to ESI substantially all of the business, assets, properties, goodwill and rights of Seller as a going concern (the "Seller's Assets"); and

         WHEREAS, in partial consideration therefor, the Agreement requires ESI to execute and deliver to seller this Undertaking;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which by ESI is hereby acknowledged, ESI hereby agrees as follows:

         1.  ESI  hereby  undertakes,   assumes  and  agrees,   subject  to  the
limitations contained herein, to perform, pay or discharge the following:

                  (a) all unpaid debts and liabilities of Seller existing at the Closing under the Agreement, but only if and to the extent they are expressly set forth or reserved against in the balance sheet of Seller, dated ____________________, 19__, delivered to ESI pursuant to Section 5(g) of the Agreement (the "Balance Sheet") or are incurred subsequent to the date of the Balance Sheet and prior to the Closing in the ordinary course of Seller's business and otherwise in conformity with the representations, warranties and covenants of Seller with respect thereto contained in the Agreement;

                  (b) all unperformed and unfulfilled obligations which are required to be performed and fulfilled by Seller under the terms of all executory written contracts, agreements, leases, licenses, commitments and undertakings (i) which are listed in Schedule 5(n) referred to in the Agreement and assigned to purchaser or which are not by the terms thereof required to be so listed and which, in all cases, conform to the representations and warranties with respect thereto contained in the Agreement and (ii) which have been entered into by Seller on or after the date of the Agreement and prior to the Closing, which are permitted by the terms of the Agreement and which, in all cases, conform to the
                                  Exhibit D - 1
         representations, warranties and covenants of Seller with respect thereto contained in the Agreement.

         2. Notwithstanding anything to the contrary contained above, the debts, liabilities and obligations assumed by ESI under Paragraph 1 hereof shall not include any:

                  (a) legal, accounting, brokerage, finder's fee, taxes or other expenses incurred by Seller in connection with the Agreement or the consummation of the transactions contemplated thereby; or

                  (b) debts, liabilities or obligations of any nature to any past or present shareholder of Seller; or

                  (c) [need to discuss how to approach taxes]federal, state or local income, franchise, excise, sales, use, property, payroll or similar taxes imposed on Seller except to the extent that (i) such taxes constitute debts or liabilities of Seller which would be assumed by ESI under the provisions of paragraph 1(a) above; (ii) ESI gets the benefits of all deposits, escrow accounts or other payments made or collected by Seller on account of or with respect to such tax liabilities; and (iii) Seller complies with each of the following conditions:

                           (A) Seller shall afford ESI the right, at its option,
                  to assume the entire control of the preparation and filing of all tax returns with respect thereto, and Seller shall keep ESI fully advised as to any and all investigations, audits or other proceedings or communications by any taxing agent or authority which may affect the amount of the tax liabilities being assumed hereunder; and

                           (B) Seller shall afford ESI the right, at its option,
                  to assume the entire control of any such audit or other proceeding insofar as it may relate to the liabilities of Seller assumed hereunder, including the defense, compromise or settlement thereof, and in connection therewith Seller and the Stockholders shall cooperate fully and make available to ESI all information under their control relating thereto which ESI may reasonably request and shall execute and deliver to ESI such powers-of-attorney or other documents which ESI may reasonably deem necessary or desirable to effectuate the foregoing.

                  (d) liabilities or obligations of Seller resulting or arising from claims for personal injury or property damage or out of any breach or any non-performance by Seller of any contract, commitment or obligation imposed by law or otherwise, except to the extent covered by insurance proceeds payable to or on behalf of ESI; or
                                  Exhibit D - 2

                  (e) debts, liabilities or obligations arising under any contract which has not been assigned to ESI so that ESI will enjoy the full benefits thereunder or which is listed in any Schedule to the Agreement and specifically designated thereon as "Not Assumed"; or

                  (f) debts, liabilities or obligations of Seller, direct or indirect, fixed, contingent or otherwise, which exist at or as of the date of the Closing or which arise after the Closing but which are based upon or arise from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable, except to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto) or incurred after the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of Seller's business and in conformity with the representations, warranties and covenants contained in the Agreement.

         3. Nothing contained herein shall require ESI to pay or discharge any debts or obligations expressly assumed hereby so long as ESI shall in good faith contest or cause to be contested the amount or validity thereof.

         4. Other than as specifically stated above or in the Agreement, ESI assumes no debt, liability or obligation of Seller by this Undertaking, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereunder by ESI shall remain the sole obligation of Seller, its successors and assigns, and no person, firm or corporation other than Seller and the shareholders of Seller shall have any rights under this Undertaking or the provisions contained herein.


                                                 By:___________________________
                                                             President
                                  Exhibit D - 3

                                                                     Exhibit "E"
Business Description--to come

                                                                     Exhibit "F"


                          Form of Employment Agreement
                                    [To come]

                                                                     Exhibit "G"

                         NON-COMPETITION AND CONTINUITY
                        OF BUSINESS DEALINGS UNDERTAKING
                        --------------------------------


         UNDERTAKING        dated        ________________,        19__        by
_____________________________________________________      in      favor      of
_____________________________, a _______________ corporation (hereinafter called the "Company").

                              W I T N E S S E T H:

WHEREAS, the Company has entered into an Agreement of Purchase and Sale of Assets, dated ______________, 19__ (the "Agreement"), with ________________________, a _______________ corporation, having its principal office at _______________________,  ______________________,  (hereinafter called
"Seller") and the shareholders of Seller, pursuant to which the Company is to Purchase from Seller, and Seller is to sell to the Company, all of the business, assets, properties, goodwill and rights of Seller (the "Seller's Assets"); and

         WHEREAS, the undersigned is one of the parties referred to in the Agreement as being required to execute and deliver this Undertaking.

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which by the undersigned is hereby acknowledged, and in order to induce the Company to purchase the Seller's Assets pursuant to the terms of the Agreement, the undersigned hereby undertakes and agrees as follows:

                  1. The undersigned will not, for a period of five (5) years from the date of the closing of the transactions contemplated by the Agreement (hereinafter called the "Closing"), or, if the undersigned shall be or become an employee of the Company, for a period of three
         (3) years after the termination of undersigned's employment, whichever is later (the "Limited Period"), directly or indirectly, anywhere in the United States or Canada or within the geographical area or territory where the business of Seller is presently being conducted or may from time to time be conducted by the Company during the Limited Period, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a stockholder, director, officer, employee, agent, consultant, partner or otherwise, (a) any business which manufactures, produces, sells or distributes _______________________ or any other products which have been manufactured, produced, sold or distributed by Seller or which are competitive therewith or (b) any other business which is competitive with any business conducted by Seller or any of its subsidiaries during the Limited Period; provided, however, that nothing contained herein shall prohibit the undersigned from owning less than 5% of any class of securities listed on a national securities exchange or traded publicly in the

                                  Exhibit G- 1
         over-the-counter market. If any of the provisions of this paragraph is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration of area or all of them, and such provision shall then be applicable in such modified form.

                  2. The undersigned will use his or its best efforts to preserve the business organization of Seller; to keep available to the Company the services of Seller's present officers, employees and agents and to preserve for the Company Seller's present business relations with its suppliers, distributors, customers and others, and the undersigned shall not, either before or after the Closing, commit any act, or in any way assist others to commit any act, which will injure the Company or the business heretofore conducted by Seller, and, without limiting the generality of the foregoing, the undersigned will not divulge any confidential information or make available to any others any documents, files or other papers concerning the business or financial affairs of Seller.

                  3. Since the Company will be irreparably damaged if the provisions hereof are not specifically enforced, the Company shall be entitled to an injunction restraining any violation of this Undertaking by the undersigned (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.

         This Undertaking shall inure to the benefit of the Company and its successors and assigns, shall be binding upon the undersigned and his or its successors and assigns and may not be modified or terminated orally.


                                                  ______________________________

                                  Exhibit G- 2

                                                                     Exhibit "H"

                       Form of Opinion of Seller's Counsel
                                    [To Come]

                                                                     Exhibit "I"


                        Form of Opinion of ESI's Counsel
                                    [To Come]

                                                                     Exhibit "J"

                              Allocation of Assets
                                    [To Come]